FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 30, 2021

Re: Document Number P05000139155

The Articles of Amendment to the Articles of Incorporation of CAN B CORP., a Florida corporation, were filed on March 29, 2021.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Yasemin Y Sulker
Regulatory Specialist III
Division of Corporations

Letter Number: 121A00006570

Account number: FCA000000015

Amount charged: 35.00

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Can B̅ Corp.

DOCUMENT NUMBER: ______________________

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

____
Name of Contact Person

____
Firm/ Company

____
Address

____
City/ State and Zip Code

____
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

______________________ at (________) ______________________
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Can B̅ Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000139155

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

N/A

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

N/A

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address: ______________________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change PT John Doe

X Remove V Mike Jones

X Add SV Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	N/A	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV is amended to designate 4,000 of the corporation's 5,000,000 shares of Preferred Stock as Series D Preferred Stock, $0.001 par value, with the rights, privileges, and limitations as set forth in the Certificate of Designation attached hereto as Exhibit D.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 3/23/2021

Signature DocuSigned by: Marco Alfonsi 832AFB83DBBB4D3...
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Marco Alfonsi
(Typed or printed name of person signing)

CEO
(Title of person signing)

EXHIBIT D

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE SERIES D PREFERRED STOCK OF CAN B̅ CORP.

I, Marco Alfonsi, hereby certify that I am the Chief Executive Officer of Can B̅ Corp. (the "**Company**"), a corporation organized and existing under the Florida Business Corporation Act (the "**FBCA**"), and further do hereby certify:

That, on March 23, 2021, the Company's Board of Directors approved the designation of the Series D Preferred Shares and the number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series, in addition to any set forth in the Company's Articles of Incorporation (the "**Articles of Incorporation**"), as follows:

TERMS OF SERIES D PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as "Series D Preferred Shares" (the "**Series D Preferred Shares**"). The authorized number of Series D Preferred Shares shall be 4,000 shares. Each Series D Preferred Share shall have a par value of $0.001.

2. Ranking. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank *pari passu* to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series D Preferred Shares shall maintain their relative rights, powers, preferences, privileges, and designations provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Voting Rights. Each Series D Preferred Share shall have voting rights equal to 10,000 shares of Common Stock. To the extent that under the FBCA the vote of the holders of the preferred shares, voting separately as a class or series, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of all of the preferred shares, voting together in the aggregate and not in separate series unless required under the FBCA, represented at a duly held meeting at which a quorum is presented or by written consent of all of the preferred shares (except as otherwise may be required under the FBCA), voting together in the aggregate and not in separate series unless required under the FBCA, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under the FBCA holders of the Series D Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Series D Preferred Share shall entitle the Holder thereof to cast 10,000 votes, subject to adjustment pursuant to Section 4. Holders of the Series D Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company's bylaws and the FBCA.

4. Adjustment of Voting Rights upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Voting Rights in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Voting Rights in effect immediately prior to such combination will be proportionately reduced. Any adjustment pursuant to this Section 4 shall become effective immediately after the effective date of such subdivision or combination.

5. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, whether voluntary or involuntary, each Holder shall have a liquidation preference on a per-share amount equal to the par value of such Holder's Series D Preferred Shares.

6. Participation. The Holders shall not be entitled to receive distributions made or dividends paid to the Company's other stockholders.

7. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Series D Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor.

8. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

9. Notices. The Company shall provide each Holder of Series D Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designation, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designation, unless otherwise provided herein, such notice must be in writing.

10. Transfer of Series D Preferred Shares. A Holder may only transfer some or all of its Series D Preferred Shares with the prior written consent of the Company.

11. Series D Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Series D Preferred Shares, in which the Company shall record the

name, address and facsimile number of the Persons in whose name the Series D Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series D Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

12. Amendment. This Certificate of Designation or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the FBCA, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the FBCA and the Articles of Incorporation.

13. Redemption by Company. Except as otherwise required by law, for as long as any Series D Preferred Shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares ('Price per Share"). Should the Company desire to purchase Series D Preferred Shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation.

14. Impairment. The Company will not, by amendment of its Articles of Incorporation or by amendment to the Certificate of Designation of the rights, privileges, preferences and restrictions of Series D Preferred Shares, or by resolutions adopted subsequent to the date hereof, or through any reorganization, transfer of assets, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation, and in the taking of all such actions as may be necessary or appropriate in order to protect against the impairment of the rights of Holders.

15. Certain Defined Terms. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

(a) "**Common Stock**" means (i) the Company's shares of common stock, Nil par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(b) "**Holder**" means the holder of one or more Series D Preferred Shares.

(c) "**Liquidation Event**" means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(d) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(e) "**Required Holders**" means the holders of more than 50% of the outstanding Series D Preferred Shares.

(f) "**Issuance Date**" of a Holder means the date the Series D Preferred Shares are issued to the applicable Holder.

(g) "**Voting Rights**" means 10,000, subject to adjustment as set forth herein.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series D Preferred Shares to be signed by its Chief Executive Officer on this 23rd day of March, 2021.

COMPANY
Can B̅ Corp.

DocuSigned by:

By: Marco Alfonsi

832AFB83DBBB4D3...

Name: Marco Alfonsi
Title: Chief Executive Officer